EXHIBIT 10.1

                 BUCKEYE CELLULOSE CORPORATION FORMULA PLAN FOR
                             NON-EMPLOYEE DIRECTORS





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                          BUCKEYE CELLULOSE CORPORATION
                     FORMULA PLAN FOR NON-EMPLOYEE DIRECTORS


        1. Purpose. The purpose of the Buckeye Cellulose Corporation Formula Plan for Non-Employee Directors (the "Plan") is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board.

        2. Eligibility. An option to purchase shares of Common Stock shall be granted to each Non-Employee Director pursuant to the terms of this Plan.

        3. Limitation on Aggregate Shares. The number of shares of Common Stock with respect to which options may be granted under this Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 200,000 shares; provided, however, that if any options granted under this Plan expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares with respect to which such options were granted shall be available under this Plan; provided further, that the Non-Employee Director received no benefit of ownership from such shares. Such shares of Common Stock may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee or the Board shall determine.

        4. Options. Options granted under this Plan shall be subject to such terms and conditions and evidenced by option agreements in such form as shall be determined from time to time by the Committee or the Board and shall in any event be subject to the terms and conditions set forth below and in paragraph 5:

               (a) Grant of Options. An option to purchase 25,000 shares of Common Stock shall automatically be granted to each Non-Employee Director at the close of business on the date on which such Non-employee Director is elected or appointed to the Board ("Grant").

               (b) Option Price. The option exercise price per share of Common Stock shall be 100% of the fair market value of a share of Common Stock at the time of grant, which shall be the closing sales price of a share of Common Stock on the date of grant on the New York Stock Exchange ("NYSE") or, if the NYSE is closed on that date, on the last preceding date on which the NYSE was open for trading; but in no event will such option exercise price be less than the par value of such a share of Common Stock.

               (c) Term of Options; Vesting. Subject to the terms and conditions herein, each Grant shall expire on the tenth anniversary of the date of such grant. A director may exercise an option received in the Grant only to the extent it has become vested. Each Grant vests in part immediately on the date of the grant and in additional amounts on the next succeeding four (4) anniversary dates, if on such dates the option holder is a director of the Company, according to the following schedule:


                      Vesting Date                Cumulative Amount
                                                       Vested

                   Immediately Upon Grant               5,000

                   First Anniversary Date               5,000

                   Second Anniversary Date              5,000



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                   Third Anniversary Date               5,000

                   Fourth Anniversary Date              5,000


               (d) Exercise of Options. Options may be exercised (in full or in part) only by written notice to the Company at its principal office accompanied by payment, in cash, of the option exercise price or, in lieu thereof, by tendering to the Company shares of Common Stock owned by the person exercising the option and having a fair market value equal to the cash exercise price applicable to such option, such fair market value to be the closing sales price of a share of Common Stock on the date of exercise on the NYSE or, if the NYSE is closed on that date, on the last preceding date on which the NYSE was open for trading; but in no event will such option exercise price less than the par value of such a share of Common Stock.

        5.  Additional Provisions.

               (a) Termination of Term of Directorship. All rights of a Non-Employee Director pursuant to options granted hereunder shall expire ninety (90) days after the date of his termination as a director for any reason; provided, however, that upon the termination of a Non-Employee Director's tenure as a result of death or disability, all outstanding grants of options shall vest notwithstanding the original vesting schedule and shall expire upon the first anniversary of the date of such termination.

               (b) Listing, Registration and Compliance with Laws and Regulations. Each option shall be subject to the requirement that if at any time the Committee or the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such option or the issuance or purchase of shares thereunder, no such option may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board. The holder of such option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. The Committee or the Board may at any time impose any limitations upon the exercise of an option or the sale of the Common Stock issued upon exercise of an option that, in the Committee's or the Board's discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder.

               (c) Nontransferability of Options. Options may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by ss. 1 et seq. of the Code, Title I of ERISA or the rules thereunder, and, during the lifetime of the person to whom they are granted, may be exercised only by such person or his or her guardian or legal representative or pursuant to a qualified domestic relations order.

               (d) Adjustment for Change in Common Stock. The Company will make such provision with respect to the Plan, including without limitation adjustments in the number of shares which may thereafter be acquired under the Plan, the number of shares subject to options under the Plan or the purchase price specified in options outstanding under the Plan,

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        or for the  termination or continuation of options under the Plan, as it may determine to be appropriate and equitable, in connection with any stock dividend, stock split, or reverse stock split or combination or other reduction in the number of issued common shares of the Company or in connection with any merger, consolidation, reorganization, sale or exchange of substantially all assets, change of control, spinoff or other distribution of any assets of the Company or any subsidiary or all of any portion of the interest of the Company in any subsidiary to the stockholders, or dissolution of the Company.

               (e) Sale of the Company. In the event of a merger of the Company with or into another corporation constituting a change of control, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not agree to assume the options or substitute options at least 10 days prior to the Sale of the Company, then the options shall become immediately exercisable and such options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

               (f) Liquidation of Dissolution. In the event of the liquidation or dissolution of the Company, options shall terminate immediately prior to the liquidation or dissolution.

               (g) Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under this Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

        6. Administration. This Plan shall be administered by the Committee or the Board. The Committee or the Board shall have full power to construe and interpret this Plan and options granted hereunder, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in this Plan or in any option granted hereunder to the extent the Committee or the Board deems desirable to carry this Plan or any option granted hereunder into effect. Each member of the Board or the Committee, and, to the extent provided by the Board or the Committee, any person to whom duties or powers shall be delegated in connection with the Plan, shall incur no liability with respect to any action taken or omitted to be taken in connection with the Plan and shall be fully protected in relying in good faith upon the advice of counsel, to the fullest extent permitted under applicable law.

        7.  Definitions.

               (a) "Board" means the Board of Directors of the Company.

               (b) "Code" means the Internal Revenue Code of 1986, as amended.

               (c) "Committee" means a committee of the Board appointed thereby to administer this Plan, or if no such committee is appointed, the Board.

               (d) "Common Stock" means shares of the Company's common stock, $0.01 par value, or such other shares as are substituted therefor pursuant to paragraphs 5(d) or (e).

               (e) "Company" means Buckeye Cellulose Corporation.

               (f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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               (g) "Exchange Act"  means the Securities Exchange Act of 1934, as amended.

               (h) "Non-Employee Director" means any director of the Company (i) who is not and who was not a director of the Company on the date this Plan becomes effective pursuant to Section 10 hereof or (ii) after the date this Plan becomes effective, is elected by the shareholders or appointed by the Board of Directors pursuant to the bylaws of the Company, and (iii) who is not an officer or employee of the Company or its affiliates.

        8. No Right to Continue as a Director. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director for any period of time, or at any particular rate of compensation.

        9. Non-Qualified Stock Options. All options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Code
Section 222, as may be amended from time to time.

        10. Effective Date of the Plan. The Plan shall take effect May 15, 1996.

        11. Termination and Amendment. The Board or the Committee shall, in its discretion, have the power to amend the Plan from time to time to the fullest extent permitted under the Delaware General Corporation Law as in effect at the time of such amendment; provided however, that paragraphs 3 and 4(a) and (b) shall not be amended more than once every six months (other than to comply with the Code or ERISA or the rules thereunder). No amendment of the Plan may materially and adversely affect any right of any participant with respect to any option theretofore granted without such participant's written consent. No options shall be granted hereunder after May 15, 2001.

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